Exhibit 5.1

October 1, 2024

Guerrilla RF, Inc.

      2000 Pisgah Church Road

      Greensboro, North Carolina 27455

Re:         Guerrilla RF, Inc.

                                    Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Guerrilla RF, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and resale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of 10,098,361 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”) by the selling stockholder named in the Registration Statement (the “Selling Stockholder”).

The Shares offered pursuant to the Registration Statement include (i) an aggregate of 7,213,115 shares of Common Stock (the “Conversion Shares”) issuable upon the conversion of 22,000 shares of the Company’s Series A Convertible Preferred Stock, $0.0001 par value per share (the “Preferred Shares”), issued to the Selling Stockholder in the closing of a private placement offering on August 5, 2024 (the “2024 North Run Private Placement”) and (ii) 2,885,246 shares of Common Stock issuable upon the exercise of warrants issued to the Selling Stockholder in the 2024 North Run Private Placement (the “Warrant Shares”).

In connection with the opinions below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Amended and Restated Certificate of Incorporation of the Company as currently in effect, including the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock as filed with the Secretary of State of the State of Delaware on August 5, 2024 (the “Certificate of Designations”); (iii) the Amended and Restated Bylaws of the Company as currently in effect; (iv) certain resolutions of the Board of Directors of the Company relating to the issuance of the securities covered by the Registration Statement; and (v) such other documents, corporate records and instruments as we have deemed necessary or appropriate in connection with providing this opinion letter. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. We have not attempted to verify independently any factual matters in connection with the giving of the opinions set forth below.

Based upon the foregoing, we are of the opinion that:

1.	The Preferred Shares have been duly authorized and validly issued, and are fully paid and non-assessable;

2.

The Conversion Shares have been duly authorized and upon issuance following conversion of the Preferred Shares in accordance with the terms of the Certificate of Designations, the Conversion Shares will be validly issued, fully paid and non-assessable; and

3.

The Warrant Shares have been duly authorized and upon issuance following exercise of the applicable warrants in accordance with the terms thereof, including payment to the Company of the exercise price for such Warrant Shares in full, such Warrant Shares will be validly issued, fully paid and non-assessable.

We hereby consent to our firm being referenced under the caption “Legal Matters” and to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

The opinions set forth herein are limited to laws of the State of Delaware that are normally applicable to the Shares covered by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of the law of any jurisdiction other than the Opined on Law on the opinions stated herein. Our opinions are limited to the matters expressly stated herein, and no opinion may be inferred or implied beyond the matters expressly stated.

This letter is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

/s/ Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P.

BROOKS, PIERCE, MCLENDON, HUMPHREY & LEONARD, L.L.P.